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                                                                    Exhibit 99.1


                             WSB HOLDING COMPANY
                               REVOCABLE PROXY
                       Special Meeting of Stockholders
                                August __, 2001

         This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, as a holder of common stock of WSB Holding Company ("WSB"), hereby appoints the Board of Directors of WSB, or any successors thereto, as proxies, with full powers of substitution, to represent and to vote all of the shares of common stock of WSB which the undersigned is entitled to vote at the Special Meeting of Stockholders of WSB to be held at the branch office of Workingmens Bank located at 5035 Curry Road, Pittsburgh, Pennsylvania on ___day, August __, 2001 at __:__ .m., eastern time, or any adjournment thereof.

     This Proxy may be revoked at any time before it is exercised.

     Shares of Common Stock of WSB will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR the proposal to adopt the Agreement and Plan of Reorganization, dated as of May 16, 2001, by and between ESB Financial Corporation and WSB. If any other matter is properly presented at the Special Meeting of Stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

     IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.
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          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                          ----------------------

                                                           I plan to attend the
                                                           meeting

                                                                    [_]

                                                          ----------------------


1. Proposal to adopt an Agreement and Plan of Reorganization, dated as of May 16, 2001, by and between ESB Financial Corporation ("ESB") and WSB Holding Company ("WSB"), and a related Agreement of Merger (together, the "Reorganization Agreement"), pursuant to which WSB will merge into ESB and each outstanding share of common stock of WSB, will be converted into the right to receive $17.10 in cash or common stock of ESB at the election of the holder, subject to the election, allocation and proration procedures set forth in the Reorganization Agreement.




               FOR                AGAINST               ABSTAIN
               ---                -------               -------
             [_]                [_]                   [_]



2. In their discretion, upon any other matter that may properly come before the Special Meeting of Stockholders or any adjournments thereof.


     The Board of Directors of WSB recommends a vote FOR approval of the Reorganization Agreement. Such votes are hereby solicited by the Board of Directors of WSB.


                         Dated:  ________________________________, 2001

                         Signature __________________________________________

                         Signature __________________________________________
                                                 (print name)

                         Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.


                         Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.